As filed with the Securities and Exchange Commission on October 2, 2006
Registration No. 333-136978

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1389	39-0126090
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Co-Registrants
(See next page)

5075 Westheimer, Suite 890 Houston, Texas 77056 (713) 369-0550 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Victor M. Perez
Chief Financial Officer
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200
Attn:     Henry Havre
                           Christopher S. Wade

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit(1)	Price(1)	Registration Fee(1)

9.0% Senior Notes due 2014	$255,000,000	100%	$255,000,000	$27,285(2)

Guarantees of 9.0% Senior Notes due 2014(3)	—	—	—	—

Total	$255,000,000	100%	$255,000,000	$27,285(2)

(1)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

(2)	Such amount was previously paid. Of such amount, $4,471 was previously paid in connection with unsold securities registered under Registration No. 333-133874 initially filed on May 8, 2006 by the registrant hereunder (which such amount was offset against the total filing fee paid for this registration statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended).

(3)	No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Co-Registrants

	State or Other	Primary Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
Exact Name of Co-Registrant as	Incorporation or	Classification	Identification
Specified in its Charter	Organization	Code Number	Number

AirComp L.L.C.	Delaware	1389	01-0784140
Allis-Chalmers GP, LLC	Delaware	1389	20-4002547
Allis-Chalmers LP, LLC	Delaware	1389	20-4002534
Allis-Chalmers Management, LP	Texas	1389	20-4002561
Allis-Chalmers Production Services, Inc.	Texas	1389	75-2956148
Allis-Chalmers Rental Tools, Inc.	Texas	1389	74-2005637
Allis-Chalmers Tubular Services, Inc.	Texas	1389	74-2212869
Mountain Compressed Air, Inc.	Texas	1389	84-1574665
OilQuip Rentals, Inc.	Delaware	1389	76-0632145
Rogers Oil Tool Services, Inc.	Louisiana	1389	72-0849723
Strata Directional Technology, Inc.	Texas	1389	76-0490913
Target Energy, Inc.	Delaware	1389	52-2259046

EXPLANATORY NOTE
      The purpose of this Amendment No. 3 to Allis-Chalmers Energy Inc.’s Registration Statement on Form S-4 (Form No. 333-136978) is to file Exhibit 5.1.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.  Indemnification of Directors and Officers.
      The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its by-laws provide for the indemnification by the registrant of each director, officer and employee of the registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
      The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.
      The registrant has entered into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the registrant and certain officers of the registrant (the

“Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Item 21.	Exhibits and Financial Statement Schedules.
      (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.
      (b) Financial Statement Schedules. No financial statement schedules are included in Part II of this registration statement because the information required to be set forth herein is not applicable or is shown in our consolidated financial statements or the notes thereto.

Item 22.	Undertakings.
      (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 2nd day of October, 2006.

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Theodore F. Pound III

Theodore F. Pound III
General Counsel and Secretary
     Pursuant to requirements of the Securities Act, this amendment has been signed on October 2, 2006 by the following persons in the capacities indicated.

* Munawar H. Hidayatallah Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	* David Wilde President and Chief Operating Officer

* Victor M. Perez Chief Financial Officer (Principal Financial Officer)	* Bruce Sauers Chief Accounting Officer (Principal Accounting Officer)

Ali H. M. Afdhal Director	Alejandro P. Bulgheroni Director

Carlos A. Bulgheroni Director	* Jeffrey R. Freedman Director

* Victor F. Germack Director	* John E. McConnaughy, Jr. Director

* Robert E. Nederlander Director	* Leonard Toboroff Director

*By: /s/ Theodore F. Pound III Theodore F. Pound III Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, each of the co-registrants set forth below (the “Guarantors”) has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 2nd day of October, 2006.

AIRCOMP L.L.C.
ALLIS-CHALMERS GP, LLC
ALLIS-CHALMERS PRODUCTION
SERVICES, INC.
ALLIS-CHALMERS RENTAL TOOLS, INC.
ALLIS-CHALMERS TUBULAR SERVICES, INC.
MOUNTAIN COMPRESSED AIR, INC.
OILQUIP RENTALS, INC.
ROGERS OIL TOOL SERVICES, INC.
STRATA DIRECTIONAL TECHNOLOGY, INC.
TARGET ENERGY, INC.

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III
Title: Vice President and Secretary

ALLIS-CHALMERS MANAGEMENT, LP

By: Allis-Chalmers GP, LLC, its sole general partner

By:	/s/ Theodore F. Pound III

Name: Theodore F. Pound III
Title: Vice President and Secretary

ALLIS-CHALMERS LP, LLC

By:	*

Name: Jeffrey R. Freedman
Title: Vice President and Secretary

*By:	/s/ Theodore F. Pound III

Theodore F. Pound III
Attorney-in-fact
      Pursuant to the requirements of the Securities Act, this amendment has been signed on October 2, 2006 by the following persons in the capacities indicated.

In their collective capacity as the board of directors of: ALLIS-CHALMERS TUBULAR SERVICES, INC.

*	/s/ Theodore F. Pound III
Munawar H. Hidayatallah, Director	Theodore F. Pound III, Director

In their collective capacity as the board of directors of each of the following Guarantors:
ALLIS-CHALMERS PRODUCTION SERVICES, INC.
ALLIS-CHALMERS RENTAL TOOLS, INC.
STRATA DIRECTIONAL TECHNOLOGY, INC.
TARGET ENERGY, INC.

*	/s/ Theodore F. Pound III
Munawar H. Hidayatallah, Director	Theodore F. Pound III, Director

*

David Wilde,
Director

In his capacity as the sole member of the board of directors of each of the following Guarantors: MOUNTAIN COMPRESSED AIR, INC. OILQUIP RENTALS INC.

*
Munawar H. Hidayatallah Director

In their collective capacity as the board of directors of: ROGERS OIL TOOL SERVICES, INC.

*	/s/ Theodore F. Pound III
Munawar H. Hidayatallah, Director	Theodore F. Pound III, Director

In their collective capacity as all of the managers of each of the following Guarantors: AIRCOMP L.L.C. ALLIS-CHALMERS GP, LLC

*	/s/ Theodore F. Pound III
Munawar H. Hidayatallah, Manager	Theodore F. Pound III, Manager

*
David Wilde, Manager

In their collective capacity as all of the managers of: ALLIS-CHALMERS LP, LLC

*	*
Jeffrey R. Freedman, Manager	Leonard Toboroff, Manager

In its capacity as the sole general partner of: ALLIS-CHALMERS MANAGEMENT, LP Allis-Chalmers GP, LLC, sole general partner

By: /s/ Theodore F. Pound III Theodore F. Pound III Vice President and Secretary

*By: /s/ Theodore F. Pound III Theodore F. Pound III Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

2.1	First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated September 14, 1988, which includes the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 (incorporated by reference to Registrant’s Current Report on Form 8-K dated December 1, 1988).
2.2	Agreement and Plan of Merger dated as of May 9, 2001 by and among Registrant, Allis-Chalmers Acquisition Corp. and OilQuip Rentals, Inc. (incorporated by reference to Registrant’s Current Report on Form 8-K filed May 15, 2001).
2.3	Stock Purchase Agreement dated February 1, 2002 by and between Registrant and Jens H. Mortensen, Jr. (incorporated by reference to Registrant’s Current Report on Form 8-K filed February 21, 2002).
2.4	Shareholders Agreement dated February 1, 2002 by and among Jens’ Oilfield Service, Inc., a Texas corporation, Jens H. Mortensen, Jr., and Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
2.5	Stock Purchase Agreement dated February 1, 2002 by and among Registrant, Energy Spectrum Partners LP, and Strata Directional Technology, Inc. (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
2.6	Joint Venture Agreement dated June 27, 2003 by and between Mountain Compressed Air, Inc. and M-I L.L.C. (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
2.7	Stock Purchase Agreement dated as of December 20, 2005 between the Registrant and Joe Van Matre (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).
2.8	Stock Purchase Agreement, dated as of April 27, 2006, by and among Bridas International Holdings Ltd., Bridas Central Company Ltd., Associated Petroleum Investors Limited, and the Registrant. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006)
3.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
3.2	Certificate of Designation, Preferences and Rights of the Series A 10% Cumulative Convertible Preferred Stock ($.01 Par Value) of Registrant (incorporated by reference to Registrant’s Current Report on Form 8-K filed February 21, 2002).
3.3	Amended and Restated By-laws of Registrant (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
3.4	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on June 9, 2004 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
3.5	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on January 5, 2005 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed January 11, 2005).
4.1	Specimen Stock Certificate of Common Stock of Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.2	Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
4.3	Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.4	Warrant Purchase Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc., including form of warrant (incorporated by reference to the Registrant’s Current Report on Form 8-K filed February 21, 2002).

Exhibit		Description

4	.5†	2003 Incentive Stock Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).
4	.6†	Form of Option Certificate issued pursuant to 2003 Incentive Stock Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).
4.7		Form of warrant issued to Investors pursuant to Stock and Warrant Purchase Agreement dated April 2, 2004 by and among Registrant and Donald Engel, Christopher Engel, Engel Defined Benefit Plan, RER Corp. and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.8		Registration Rights Agreement dated April 2, 2004 by and between Registrant and the Stockholder signatories thereto (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.9		Warrant dated May 19, 2004, issued to Jeffrey R. Freedman (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
4.10		Amendment to 2003 Stock Option Plan (incorporated by reference to Quarterly Report of Form 10-Q for the quarter ended September 30, 2005).
4.11		Indenture dated as of January 18, 2006 by and among the Registrant, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.12		Form of 9.0% Senior Note due 2014 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.13		Registration Rights Agreement dated as of January 18, 2006, by and among Allis-Chalmers Energy Inc., the Guarantor parties thereto and the Initial Purchaser parties thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.14		Registration Rights Agreement dated as of August 14, 2006, by and among Allis-Chalmers Energy Inc., the Guarantor parties thereto and the Initial Purchaser party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 14, 2006).
5	.1**	Opinion of Andrews Kurth LLP regarding the legality of the securities being registered hereby.
8	.1***	Opinion of Andrews Kurth LLP regarding material U.S. federal income tax matters.
9.1		Shareholders Agreement dated February 1, 2002 by and among Registrant and the stockholder and warrant holder signatories thereto (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).
10.1		Amended and Restated Retiree Health Trust Agreement dated September 14, 1988 by and between Registrant and Wells Fargo Bank (incorporated by reference to Exhibit C-1 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.2		Amended and Restated Retiree Health Trust Agreement dated September 18, 1988 by and between Registrant and Firstar Trust Company (incorporated by reference to Exhibit C-2 of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.3		Reorganization Trust Agreement dated September 14, 1988 by and between Registrant and John T. Grigsby, Jr., Trustee (incorporated by reference to Exhibit D of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10.4		Product Liability Trust Agreement dated September 14, 1988 by and between Registrant and Bruce W. Strausberg, Trustee (incorporated by reference to Exhibit E of the First Amended and Restated Joint Plan of Reorganization dated September 14, 1988 included in Registrant’s Current Report on Form 8-K dated December 1, 1988).
10	.5†	Allis-Chalmers Savings Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
10	.6†	Allis-Chalmers Consolidated Pension Plan (incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).

Exhibit		Description

10.7		Agreement dated as of March 31, 1999 by and between Registrant and the Pension Benefit Guaranty Corporation (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
10.8		Letter Agreement dated May 9, 2001 by and between Registrant and the Pension Benefit Guarantee Corporation (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2002).
10.9		Termination Agreement dated May 9, 2001 by and among Registrant, the Pension Benefit Guarantee Corporation and others (incorporated by reference to Registrant’s Current Report on Form 8-K filed on May 15, 2002).
10	.10†	Option Agreement dated October 15, 2001 by and between Registrant and Leonard Toboroff (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
10	.11†	Employment Agreement dated July 1, 2003 by and between AirComp LLC and Terry Keane (incorporated by reference to Registrant’s Current Report on Form 8-K filed July 16, 2003).
10.12		Letter Agreement dated February 13, 2004 by and between Registrant and Morgan Joseph & Co., Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10	.13†	Employment Agreement dated as of April 1, 2004 by and between Registrant and Munawar H. Hidayatallah (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10	.14†	Employment Agreement dated as of April 1, 2004 by and between Registrant and David Wilde (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.15		Fifth Amendment to Credit Agreement dated as of April 6, 2004 by and between Strata Directional Technology, Inc., and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.16		Third Amendment to Credit Agreement dated as of April 6, 2004 by and between Jens’ Oilfield Service, Inc. and Wells Fargo Credit Inc. (incorporated by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
10.17		Letter Agreement dated June 8, 2004 by and between the Registrant and Morgan Keegan & Company, Inc. (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10	.18†	Employment Agreement dated July 26, 2004 by and between the Registrant and Victor M. Perez (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.19		Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.20		Amendment to Stock Purchase Agreement dated August 10, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.21		Letter Agreement relating to Stock Purchase Agreement dated August 5, 2004 (incorporated by reference to the Registration Statement on Form S-1 (Registration No. 118916) filed on September 10, 2004).
10.22		Addendum to Stock Purchase Agreement dated September 24, 2004 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on September 30, 2004).
10	.23†	Employment Agreement dated October 11, 2004, by and between the Registrant and Theodore F. Pound III (incorporated by reference to Registrant’s Current Report on Form 8-K filed on October 15, 2004).
10.24		Asset Purchase Agreement dated November 10, 2004 by and among AirComp LLC, a Delaware limited liability company, Diamond Air Drilling Services, Inc., a Texas corporation, Marquis Bit Co., L.L.C., a New Mexico limited liability company, Greg Hawley and Tammy Hawley, residents of Texas and Clay Wilson and Linda Wilson, residents of New Mexico (incorporated by reference to the Current Report on Form 8-K filed on November 15, 2004).

Exhibit		Description

10.25		Amended and Restated Credit Agreement dated as of December 7, 2004, by and between AirComp LLC and Wells Fargo Bank, NA (incorporated by reference to Registrant’s Current Report on Form 8-K filed on December 13, 2004).
10.26		Purchase Agreement and related Agreements by and among Allis-Chalmers Corporation, Chevron USA, Inc., Dale Redman and others dated December 10, 2004 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 16, 2004).
10.27		Stock Purchase Agreement dated April 1, 2005 by and among the Registrant, Thomas Whittington, Sr., Werlyn R. Bourgeois and SAM and D, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 5, 2005).
10.28		Stock Purchase Agreement effective May 1, 2005, by and among the Registrant, Wesley J. Mahone, Mike T. Wilhite, Andrew D. Mills and Tim Williams (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 6, 2005).
10.29		Purchase Agreement dated July 11, 2005 by and among the Registrant, Mountain Compressed Air, Inc. and M-I, L.L.C. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 15, 2005).
10.30		Asset Purchase Agreement dated July 11, 2005 by and among AirComp LLC, W.T. Enterprises, Inc. and William M. Watts (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 15, 2005).
10.31		First Amendment to Stockholder Agreement by and among the Registrant and the Stockholders named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 5, 2005).
10.32		Asset Purchase Agreement by and between Patterson Services, Inc. and Allis-Chalmers Tubular Services, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 8, 2005).
10.33		Purchase Agreement dated as of January 12, 2006 by and among the Registrant, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
10.34		Purchase Agreement dated as of August 14, 2006 by and among the Registrant, the Guarantors named therein and the Initial Purchaser named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 14, 2006).
10.35		Amended and Restated Credit Agreement dated as of January 18, 2006 by and among the Registrant, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, RBC Capital Markets, as lead arranger and sole bookrunner, and the lenders party thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
10.36		Stock Purchase Agreement dated December 20, 2005, by and between Allis-Chalmers Energy, Inc. and Joe Van Matie (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 22, 2006).
10	.37†	Allis-Chalmers Energy Inc. 2006 Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 18, 2006).
10	.38†	Form of Employee Restricted Stock Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 18, 2006).
10	.39†	Form of Employee Nonqualified Stock Option Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 18, 2006).
10	.40†	Form of Employee Incentive Stock Option Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 18, 2006).
10	.41†	Form of Non-Employee Director Restricted Stock Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 18, 2006).
10	.42†	Form of Non-Employee Director Nonqualified Stock Option Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 18, 2006).
12	.1***	Statement of computation of ratio of earnings to fixed charges.

Exhibit		Description

16.1		Letter from Gordon Hughes & Banks LLP dated October 5, 2004 to the Securities and Exchange Commission (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 6, 2004).
21.1		Subsidiaries of Registrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005).
23	.1***	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23	.2***	Consent of Gordon, Hughes and Banks, LLP.
23	.3***	Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC.
23	.4***	Consent of Curtis Blakely & Co., PC.
23	.5***	Consent of Accounting & Consulting Group, LLP.
23	.6***	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23	.7***	Consent of Sibille (formerly Finsterbusch Pickenhayn Sibille).
23	.8**	Consent of Andrews Kurth LLP (included in Exhibit 5.1 and Exhibit 8.1).
24	.1***	Powers of Attorney.
25	.1***	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A.
99	.1***	Form of Letter of Transmittal.
99	.2***	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99	.3***	Form of Notice of Guaranteed Delivery.
99	.4***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99	.5***	Form of Letter to Clients.
99	.6***	Form of Exchange Agent Agreement.

**	Filed herewith.

***	Previously filed.

†	Compensation plan or arrangement.